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                                                                       EXHIBIT 5

                       [Letterhead of The Otto Law Group]


                                  July 7, 2003


  Reality Wireless Networks, Inc.
  120 W. Campbell Ave., Suite E
  Campbell, California 95008

         Re: Registration of Common Stock of Reality Wireless Networks, Inc., a Nevada corporation ("Reality").

  Ladies and Gentlemen:

           In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 29,500,000 shares of common stock of Reality, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of Reality's common stock.

           We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                  Very truly yours,

                                                  THE OTTO LAW GROUP, PLLC

                                                  /s/ The Otto Law Group, PLLC


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